UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2017

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55730	27-1120628
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100

Boulder, CO  80303

(Address of Principal Executive Offices)

(303) 500-5073

(Registrant's Telephone Number, Including Area Code)

BlackStar Energy Group, Inc.

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The Board of Directors of BEGI approved the Agreement by unanimous consent on September 27, 2017, determining that it is in the best interests of the shareholders and the Company to settle its debt with International Hedge Group, Inc. by assignment of the MeshWorks notes, in an ongoing effort to develop and acquire other businesses with new and broader business interests.

On September 27, 2017, BlackStar Enterprise Group, Inc. (“BEGI”) entered into an Agreement to Settle Debt (the “Agreement”) with International Hedge Group, Inc. (“IHG”), the parent company of BEGI. Under the Agreement, IHG agreed to compromise and settle the Principal Amount under the verbal working capital loan agreement of BEGI, as of November 2016, in the amount of $400,000.00, by assignment, without recourse, of the MeshWorks Media Corp. Promissory Notes together with all collateral agreements. Upon signing of the Agreement, a promissory note was delivered for the difference from IHG to BEGI in the amount of $145,000.00 for BEGI return of principle of $100,000 and all of the accrued interest to date under the MeshWorks Media Corp. notes, payable in twelve months with interest of 1% per quarter on the last day of each quarter until paid. The assignment of the MeshWorks Media Corp. Promissory Notes and the note from IHG to BEGI in the amount of $145,000 is full and complete payment and consideration for the transaction referenced hereinabove.

A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On September 27, 2017, the Board of Directors approved the issuance of 16,320,000 shares of restricted common stock underlying warrants exercised on June 14, 2017. The warrants were issued to purchase up to 17,000,000 shares of restricted common stock at $0.05 per share and were exercised on a cashless basis, netting 16,320,000 shares of restricted common stock.

Additionally, the Board of Directors approved the retirement to treasury of 16,420,000 shares of restricted common stock held by International Hedge Group, Inc. In BEGI’s most recent periodic report on Form 10-Q, International Hedge Group, Inc. had agreed to retire 16,320,000 shares of restricted common stock. The number to be retired increased by 100,000 shares.

On July 3, 2017, in consideration for $30,000, BEGI sold 100,000 units, each unit consisting of one share of restricted common stock and one warrant to purchase common stock, in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act..

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 30, 2017, BEGI formed a wholly-owned subsidiary corporation, Crypto Equity Management Corp. (“CEMC”) in the State of Colorado. BEGI intends to use CEMC to pursue business opportunities in the cryptocurrency sphere. The articles of incorporation for CEMC are attached hereto as Exhibit 3(i).1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
3(i).1	Articles of Incorporation for Crypto Equity Management Corp.
10.1	Agreement to Settle Debt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackStar Enterprise Group, Inc.

By: /s/ Joseph E. Kurczodyna

___________________________

Joseph E. Kurczodyna

Title: CFO

Date: October 9, 2017